CONSENT OF VALUATION ADVISOR


nStor Technologies, Inc.
West Palm Beach, Florida

We hereby consent to the use in this Registration Statement on Form S-4 of nStor Technologies, Inc. of our valuation opinion dated July 7, 1999.


/s/ Marshall & Stevens Incorporated
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Marshall & Stevens Incorporated

Philadelphia, Pennsylvania
September 10, 1999